UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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Filed by Party other than Registrant

Check the appropriate box:

Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

✓	Definitive Information Statement

MEDICAL CONNECTIONS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock: Par Value $0.001
	(2)	Aggregate number of securities to which transaction applies: Not Applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	(4)	Proposed maximum aggregate value of transaction: Not Applicable.
	(5)	Total fee paid: Not Applicable.

Fee paid previously with preliminary materials. Not Applicable.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing
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MEDICAL CONNECTIONS HOLDINGS, INC.

2300 Glades Road Suite 202 E

Boca Raton, Florida 33431

(561)353-1110

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

Approximate Date of Mailing: January 28, 2009

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

General Information

To the Stockholders of Medical Connections Holdings, Inc.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the " Exchange Act "), to the holders (the " Stockholders ") of the common stock, par value $0.001 per share (the " Common Stock "), of Medical Connections Holdings, Inc., a Florida corporation (the " Company ") as of November 14, 2008 (the " Record Date ") to notify such stockholders of the following:

Medical Connections Holdings, Inc., a Florida corporation, (the "Company") has obtained the written consent of the stockholders holding a majority of the outstanding voting rights of the Company on October 1, 2008 (the "Consent"). The Consent provides that:

1.

 The following individuals are hereby elected to serve on our Board of Directors:

Joseph Azzata,	Anthony Nicolosi,
Dr. Albert Biehl,	Robert B. Taylor, Jr.
Jeffrey Rosenfeld.
All nominees are currently members of the Board.

2.

 De Meo, Young, McGrath, CPA, has been approved as our independent registered public accounting firm for the year ending December 31, 2008.  De Meo, Young, McGrath, CPA served as our independent registered public accounting firm the year ended December 31, 2007.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent, but by the holders owning a majority of the outstanding voting securities, pursuant to Title XXXVI Section 607.0704 of the Florida Statutes. The number of votes cast in favor of the amendment was sufficient for approval. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the appointment of the members to our board of directors or the appointment of De Meo, Young, McGrath, CPA as our independent registered public accounting firm.

No meeting of the Company's stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on November 14, 2008 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

This Information Statement is being mailed on or about January 28, 2009 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

By:	/s/ JOSEPH AZZATA
JOSEPH AZZATA, CEO

Outstanding Securities and Voting Rights

As of October 1, 2008, we had authorized: (a) 70 million shares of common stock, par value $0.001 per share, 28,484,073 of which were issued and outstanding, and (b) five million shares of preferred stock of which 110,865 shares of Series A preferred stock were outstanding and one million shares of Series B preferred stock were issued and outstanding.

Each share of outstanding Common Stock is entitled to one (1) vote on matters submitted for Stockholder approval.

Each share of outstanding Series B Preferred Stock is entitled to five hundred (500) votes per share on matters submitted for Stockholder approval.

Each Series A Preferred Share may be exchanged at any time for nineteen (19) shares of the Company’s $.001 par value Common Stock. Until such shares of Series A Preferred Shares are exchanged for the Company’s Common Shares, each holder of a Series A Preferred Share shall be entitled to one vote per share on all matters which are brought to a vote of the holders of our Common Stock. Holders of the Series A Preferred Stock will have no other rights or preferences.

Each Series B preferred share entitles the holders thereof to ten (10) votes per share on all matters brought to a vote of the holders of our Common Stock. Holders of the Series B Preferred Stock will have no other rights or preferences. We have authorized the issuance of 500,000 Series B Preferred Shares to both Mr. Azzata and Mr. Nicolosi (one million shares of Series B preferred in total).

MATTERS RELATED TO OUR EXECUTIVE OFFICERS,

DIRECTORS AND COMPENSATION

Our executive officers and directors are:

Name	Position	Held Since
Joseph Azzata	CEO/Director	2005
Anthony Nicolosi	President/Director	2005
Brian Neill	Chief Financial Officer	2008
Albert Biehl	Director	2008
Robert B. Taylor, Jr.	Director	2008
Jeffrey Rosenfeld	Director	2008
Luke Jansen	Vice President	2006

Joseph J. Azzata,  (47) Chief Executive Officer/Director, with twenty-five years experience in service related businesses Mr. Azzata co-founded Medical Connections in 2002. Mr. Azzata has served as CEO at Medical Connections since 2002 specializing in providing the highest quality recruiting and staffing services to healthcare providers nationwide. Prior to 2002 Mr. Azzata co-founded a regional financial services firm which was later acquired by a larger industry player.

Anthony J. Nicolosi,  (37) President /Director. With more than 12 years experience in investment banking and brokerage, Mr. Nicolosi co-founded Medical Connections in 2002. Mr. Nicolosi has served as President of Medical Connections since 2002 specializing in providing the highest quality recruiting and staffing services to healthcare providers nationwide. Prior to 2002 Mr. Nicolosi served as president and CEO of Capital Market Partners, Inc. in Pompano Beach, Florida. Mr. Nicolosi also served as a Financial Executive with Citicorp Investment Services of Dania Beach, Florida. Mr. Nicolosi attended Southern Connecticut University for two years and Florida Atlantic University for two years.

Dr. Albert G. Biehl, M.D.,  Dr Biehl currently serves as the Vice President of Medical Affairs at Bethesda Memorial Hospital located in Boynton Beach, Florida. Prior thereto, from 1982 through 1999 he was a partner with Boca Surgical Associates located in Boca Raton, Florida.

Robert B. Taylor, Jr.,  From 1979 through 2006, Mr. Taylor held various positions at the Bethesda Memorial Hospital including that of Senior Vice President of Finance and Treasurer.  Currently, Mr. Taylor serves as a management consultant and analyst for the hospital.

Jeffrey Rosenfeld,  Mr. Rosenfeld has more than 15 years of business development and sales experience. In January 2007, he joined CBIZ, an international accounting and consulting firm as its East Coast Market Leader and currently serves as its nationwide vice president of sales and marketing. Prior to joining CBIZ, Mr. Rosenfeld held several different executive positions where he was involved with client acquisition, business development and strategic planning. Mr. Rosenfeld earned a B.S. in finance from Boston University.

Involvement in Certain Legal Proceedings

In 2005, the state of Pennsylvania issued a Cease and Desist order for selling unregistered securities without filing for an exemption against Anthony Nicolosi, Joseph Azzata and Medical Connections, Inc. The summary order was RESCINDED as to respondents Medical Connections, Inc., Joseph J. Azzata, Anthony J. Nicolosi resulting in a 90 day bar from calling Pennsylvania, and $10,000 in legal and administrative costs.

On November 30, 2005 Mr. Azzata entered into a Letter of Acceptance, Waiver and Consent (“AWC”) with the NASD. Without admitting or denying the allegations or findings and solely for the purpose of the proceeding with the NASD, prior to a hearing and without an adjudication of any issue of law or fact, Mr. Azzata agreed to the entry of findings that from about December 2002 through about July 2003, while a registered representative at NASD member Cardinal Capital Management, Inc., and under the supervision of Cardinal Capital Management, Mr. Azzata engaged in the unregistered offer and sale of 468,439 shares of CC.Net in violation of Section 5 of the Securities Act of 1933. In addition, Mr. Azzata failed to appear to give testimony as requested. Mr. Azzata consented to the imposition, as a sanction, of a bar from association with any NASD member in all capacities.

Except as indicated above, no event listed in Sub-paragraphs (1) through (4) of Subparagraph (d) of Item 401 of Regulation S-B, has occurred with respect to any of our present executive officers or directors or any nominee for director during the past five years which is material to an evaluation of the ability or integrity of such director or officer.

Term:

Our current directors serve for a term of one (1) year, or until their successors are elected and qualified.

Family Relationships:

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Compensation of Directors:

We do not currently pay any cash fees to our directors, but we pay directors’ expenses in attending board meetings. During the fiscal year ended December 31, 2007, no director expenses were reimbursed.

Section16(a) Beneficial Ownership Reporting Compliance:

We have no equity securities registered under Section 12(g) of the Securities Exchange Act of 1934, and accordingly, our officers, directors and principal stockholders are not required to file reports under Section 16(a) of the Exchange Act.  Nonetheless, both Mr. Azzata and Mr. Nicolosi have filed the required reports as if the Company were subject to the reporting requirements of the Exchange Act.

COMPENSATION OF OUR OFFICERS AND DIRECTORS

We currently have not formulated a compensation package for our non-employee directors. Any compensation package that we offer will vary depending upon the needs of both the Company and the directors. We may offer cash, common stock, and options as incentives to join our Board. We believe that equity based compensation provides more upside potential to our non-employee directors and ties their compensation to the success of the Company. On the other hand, we understand that some of our directors require a steady cash flow and will accommodate to the fullest extent possible. Once our compensation committee is established, it will be the responsibility of the compensation committee to establish guidelines for officer and director compensation.

The following tables present information about compensation of the Company’s “Officers and Director” for the six months ended June 30, 2008 and for the fiscal years ended December 31, 2007 and 2006.

Name and Position	Year	Salary ($)	Bonus ($) Award		Stock Dividend	Total
Joseph Azzata CEO	(6 mos. ended) 2008	$162,500				$162,500
	2007	222,000	$100,000			322,000
	2006	150,000	30,000	(3)		180,000
	2005	108,000	80,500	(2)		188,500

Anthony Nicolosi, Pres.	(6 mos. ended) 2008	162,500				162,500
	2007	222,000	100,000			322,000
	2006	150,000	30,000	(3)		180,000
	2005	108,000	80,500	(2)		188,500

Luke Jansen, VP	(6 mos. ended) 2008	110,000				110,000
	2007	138,000	20,000			158,000
	2006	138,000	-0-	(3)		138,000

Brian Neill (4)	(6 mos. ended) 2008	33,330	––			33,500
	2007	––	––
	2006	––	––

Albert Biehl (5)

Robert B. Taylor, Jr. (5)

Jeffrey Rosenfeld (5)

———————

(1)  Payments to Mr. Nicolosi include payments made to his management company, AJP Capital Corp.

(2)  Before our acquisition of Medical Connections, Inc., Joseph Azzata and Anthony Nicolosi, the founders of Medical Connections, Inc. received a salary of $108,000 per year. They were also paid a quarterly bonus of $25,000 during the first three quarters of the year and bonus of $5,500 for the fourth quarter of 2005.

(3)  During 2006 we declared a stock dividend of our Series A preferred Shares. As a result of this stock dividend, both Mr. Nicolosi and Mr. Azzata received 164,475 shares of our Series A Preferred Shares and Mr. Jansen received 8,224 shares of our Series A Preferred Shares.

(4)  Joined the Company, April 14, 2008

(5)  Appointed to the Board of Directors August 5, 2008.  No compensation of any kind has been paid to date.

EMPLOYMENT AGREEMENTS

Commencing  February 1, 2008  Joseph Azzata, our chief executive officer, entered into a two year employment agreement with the Company which provides for payment of $300,000 per year in consideration for his serving as our chief executive officer. Mr. Azzata may also receive a bonus equal to 33% of his base salary as determined by the Board of Directors.

Commencing  February 1, 2008 Anthony Nicolosi, our president, entered into a two year employment contract with the Company which provides for annual compensation of $300,000 per year. Mr. Nicolosi may also receive a bonus equal to 33% of his base salary as determined by the Board of Directors.

Mr. Neill joined our company in April 2008 and receives an annual cash compensation of $160,000.00.

Luke Jansen receives an annual salary of $220,000.

Option Grants

As of September 30, 2008 each of our officers and directors has been granted the following options:

Name	No. of Options	Grant Date	Exercise Price	Expiration Date
Joseph Azzata	-0-
Anthony Nicolosi	-0-
Brian Neill	200,000	7/1/08	$2.45	April 14, 2018
Albert Biehl	-0-
Robert B. Taylor, Jr.	-0-
Jeffrey Rosenfeld	-0-
Luke Jansen	-0-

Except as set forth above, none of our other directors have been granted any stock options. However, the Company expects to do so in the future.

Option Exercises in Last Year and for the nine months ended September 30, 2008

There were no option exercises by the named executive officers in the year ended December 31, 2007 or for the nine months ended September 30, 2008.

Warrant Grants

In connection with various financings that we have secured, we have outstanding warrants to purchase a total of 17,160,159 shares of our common stock.

No. of Warrants	Grant Date	Strike Price	Expiration Date
13,606,800	2007	$1.00	2009
3,553,359	2008	$1.50	2010

Stockholder Communications to the Board

The Board has provided a process for stockholders to communicate with our directors. Stockholders and other interested parties who wish to communicate with our directors may address their correspondence to the Board, to the non-employee directors or any other group of directors or committee of the Board or to a particular director, in care of our Chief Executive Officer at our address listed on the top of page one of this proxy statement.

Certain Relationships and Related Transactions

None.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of  October 1, 2008, on which date there were 28,484,073 shares outstanding, inclusive of any shares which could be exercised pursuant to any options or warrants owned by our officers or directors and each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. In addition, under SEC rules, a person is deemed to be the beneficial owner of securities, which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

Name	No. of Shares of Common Stock(2)	Percent of Class
Joseph Azzata(1)	3,289,500	11.7%
Anthony Nicolosi	3,289,500	11.7%
Luke Jansen	164,480	*
Brian Neill	-0-
Albert Biehl	50,000
Robert B. Taylor, Jr.	25,000
Jeffrey Rosenfeld	-0-

*Less than 1%
(All officers and directors as a group: 7 persons)	6,818,480	24.4%

(1) Does not include 500,000 shares of Series B preferred stock which entitles the holder thereof to ten votes for each share of Series B Preferred Stock held by the holder.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 1, 2008. As of October 1, 2008 there were 28,484,073 shares of our common stock issued and outstanding.

Matters Related to De Meo, Young, McGrath, CPA

De Meo, Young McGrath (“DYM”)has been appointed our independent  registered public accounting firm to audit our books and records for the year ended December 31, 2008.

The following information is provided with respect to the services that DYM has provided on our behalf:

AUDIT FEES. The aggregate fees billed for professional services rendered was $38,000 and $42,500 for the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2006, respectively, and the reviews of the financial statements included in our Forms 10-QSB for those fiscal years.

AUDIT-RELATED FEES. The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and not reported under the caption “Audit Fees.” None.

TAX FEES. No fees were billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning services.

ALL OTHER FEES. Other than the services described above, there were no other services provided by our principal accountants for the fiscal years ended December 31, 2007 and 2006.

We have no formal audit committee. However, our entire Board of Directors (the “Board") serves in the capacity of the audit committee. In discharging its oversight responsibility as to the audit process, the Board obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Board discussed with the auditors any relationships that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors' independence. The Board also discussed with management and the independent auditors the quality and adequacy of its internal controls. The Board reviewed with the independent auditors their management letter on internal controls.

The Board discussed and reviewed with the independent auditors all matters required to be discussed by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". The Board reviewed the audited consolidated financial statements of the Company as of and for the years ended December 31, 2006 and December 31, 2007 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with the independent auditors and management, the Board of Directors approved the Company's audited consolidated financial statements.

Stockholders' Rights

Florida statutes provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding an annual meeting and in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock and Series B Preferred Stock. When an action is authorized by written consent, a shareholders meeting is not required.

No Dissenters' Rights

Neither Florida statutes, the Company's Articles of Incorporation or By-laws provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-Q with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICAL CONNECTIONS HOLDINGS, INC.

By:	/s/ JOSEPH AZZATA
Joseph Azzata, CEO and Director

Date:  January 20, 2009